Exhibit 99.2

Contact:	David W. Kiser Director of Investor Relations Columbia Sportswear Company (503) 985-4584
COLUMBIA SPORTSWEAR COMPANY
ANNOUNCES INITIATION OF QUARTERLY CASH DIVIDEND
PORTLAND, Ore. — October 26, 2006 — Columbia Sportswear Company (NASDAQ: COLM), a global leader in the active outdoor apparel and footwear industries, today announced that its board of directors has authorized the initiation of a quarterly cash dividend, and the Company declared a quarterly dividend of $0.14 per share of common stock to be paid on November 30, 2006 to its shareholders of record at the close of business on November 16, 2006.
Tim Boyle, Columbia’s president and chief executive officer, commented, “We have demonstrated from our historical results that we have the ability to return value to our shareholders in multiple ways, through investment in organic growth, through opportunistic acquisitions and through share repurchases. We believe our business provides sufficient free cash flow to continue to invest in our growth strategies and also to pay a dividend to our shareholders. The initiation of this dividend underscores our commitment to deploy our resources strategically to return value to our shareholders.”
Founded in 1938 in Portland, Oregon, Columbia Sportswear Company is a global leader in the design, sourcing, marketing and distribution of active outdoor apparel and footwear. As one of the largest outerwear manufacturers in the world and a leading seller of skiwear in the United States, the Company has developed an international reputation for quality, performance, functionality and value. The Company manages a portfolio of outdoor brands including Columbia Sportswear, Mountain Hardwear, Sorel, Montrail and Pacific Trail. To learn more about Columbia, please visit the Company’s website at www.columbia.com.
This press release contains forward-looking statements, including Mr. Boyle’s statements regarding cash flow and the Company’s ability to invest in growth strategies while paying a dividend. Actual results could differ materially from those projected in these and other forward-looking statements as a result of a number of risks and uncertainties, including those set forth in this press release, those described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and other risks and uncertainties that have been or may be described from time to time in other reports filed by the Company, including reports on Form 8-K, Form 10-Q, and Form 10-K. Risk factors that may affect our future performance include international risks, including changes in quotas and tariffs or other duties, political instability in foreign markets, exchange rate fluctuations, and trade disruptions; our ability to attract and retain key employees; unfavorable economic conditions generally and weakness in consumer confidence; the financial health of our customers; our ability to effectively deliver our products to customers in a timely manner; our reliance on product acceptance by consumers; the effects of unseasonable weather (including, for example, warm weather in the winter and cold weather in the spring, which affects demand for the Company’s products); our ability to integrate and manage acquired businesses; our dependence on independent manufacturers and suppliers; the effectiveness of our sales and marketing efforts;

intense competition in the industry (which we expect to increase); business disruptions and acts of terrorism or military activities around the globe; the effective implementation and expansion of our distribution facilities; the operations of our computer systems and third party computer systems; and our ability to establish and protect our intellectual property. Although forward-looking statements help provide complete information about the Company, please keep in mind that forward-looking statements are inherently less reliable than historical information. We do not undertake any duty to update any of the forward-looking statements after the date of this release to conform them to actual results or to changes in our expectations.
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